Exhibit 10.27

PLAYA HOTELS & RESORTS N.V.

2017 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

COVER SHEET

Playa Hotels & Resorts N.V. (the “Company”) hereby grants Shares to the Grantee named below, subject to the vesting and other conditions set forth below (the “Restricted Shares”). Additional terms and conditions of the Restricted Shares are set forth on this cover sheet and in the attached Restricted Shares Agreement (together, the “Agreement”), and in the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Restricted Shares:

Vesting Schedule:	Subject to your continued Service through each of the applicable vesting dates, one-third (1/3) of the Restricted Shares shall vest on each of the first three anniversaries of the Grant Date, provided that if the number of Restricted Shares is not divisible by three, then no fractional Shares shall vest and the installments shall be as equal as possible with the smaller installments vesting first.

By your signature below, you agree to all of the terms and conditions described in this Agreement and in the Plan (a copy of which is also attached). You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:

Attachment

This is not a share certificate or a negotiable instrument.

PLAYA HOTELS & RESORTS N.V.

2017 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

Restricted Shares	This Agreement evidences an award of Restricted Shares in the number set forth on the cover sheet and subject to the terms and conditions set forth in this Agreement, the Plan and on the cover sheet.

Transfer of Unvested Restricted Shares	To the extent not yet vested, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Restricted Shares.

Issuance

The Company will issue your Restricted Shares in the name set forth on the cover sheet.

The issuance of the Restricted Shares will be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates, with the understanding that any ownership of Shares is mandatorily registered in the Company’s shareholder register. Any unvested Restricted Shares shall bear the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Vesting

Your Restricted Shares will vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on each applicable vesting date set forth on the cover sheet.

Notwithstanding the vesting schedule set forth on the cover sheet of this Agreement, the Restricted Shares shall become 100% vested upon your termination of Service due to your death or Disability. No additional portion of your Restricted Shares shall vest after your Service has terminated for any reason.

Forfeiture of Unvested Restricted Shares	Unless the termination of your Service triggers accelerated vesting of your Restricted Shares or other treatment pursuant to the terms of this Agreement or the Plan, you will immediately and automatically forfeit to the Company all of the unvested Restricted Shares in the event your Service terminates for any reason.

Forfeiture of Rights	If you should take actions in violation or breach of, or in conflict with, any employment agreement, non-
competition agreement, agreement prohibiting the solicitation of Employees or clients of the Company or any Affiliate, confidentiality obligation with respect to the Company or any Affiliate, material Company policy or procedure, or other agreement with, or other material obligation to, the Company or any
Affiliate, the Committee has the right to cause an immediate forfeiture of your rights to the Restricted
Shares awarded under this Agreement and any gain realized by you with respect to such Restricted Shares, and the Restricted Shares shall immediately and automatically expire.

Section 83(b) Election

Under Section 83 of the Code, the Fair Market Value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Restricted Shares described above. You may elect to be taxed at the time the Restricted Shares are granted, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date on the cover sheet of this Agreement. If you are eligible to file an election and elect to do so, you will have to make a tax payment on the Fair Market Value of the Shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the applicable thirty (30)-day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Withholding	You agree as a condition of this grant of Restricted Shares that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or the receipt of the
Restricted Shares. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the Restricted Shares, the Company or any
Affiliate will have the right to require such payments from you or withhold such amounts from other payments due to you from the Company or any Affiliate, or withhold the delivery of vested Shares otherwise deliverable under this Agreement. You may elect to satisfy such obligations, in whole or in part,
(i) by causing the Company or any Affiliate to withhold Shares otherwise issuable to you or (ii) by delivering to the Company or any Affiliate Shares already owned by you. The Shares so delivered by you shall have an aggregate Fair Market Value equal to such withholding obligations. The maximum number of Shares that may be withheld to satisfy any applicable tax withholding obligations arising from the vesting of the Restricted Shares may not exceed such number of Shares having a Fair Market Value equal to the maximum statutory amount required by the Company to be withheld and paid to any federal, state, local or foreign taxing authority with respect to such vesting of the Restricted Shares.

Retention Rights	This Agreement and the grant of Restricted Shares evidenced by this Agreement do not give you the right to be retained by the Company or any Affiliate in any capacity. The Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You have the right to vote the Restricted Shares and to receive any dividends declared or paid on such Shares. Any stock distributions you receive with respect to unvested Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be deemed to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable thereto. Any cash dividends paid on unvested Restricted Shares you hold on the record date for such dividend shall be held by the Company and subject to the same conditions and restrictions applicable to your unvested Restricted Shares; provided that, within thirty (30) days after the date on which the applicable Restricted Shares vest in accordance with the terms of this Agreement, such dividends shall be paid to you, without interest. You will immediately and automatically forfeit such dividends to the extent that you forfeit the corresponding unvested Restricted Shares. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued).

Your Restricted Shares grant shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 17 of the Plan.

Legends

If and to the extent that the Restricted Shares are represented by certificates rather than book-entry, all certificates representing the Restricted Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent that ownership of the Restricted Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration, to the extent not held through a depositary, shall contain an appropriate legend or restriction similar to the foregoing.

Clawback	The Restricted Shares are subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction, including but not limited to the granting and/or issuance of Shares being governed by Dutch law.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Shares. Any prior agreements, commitments, or negotiations concerning the Restricted
Shares are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or any Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy	To administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting the grant of Restricted Shares, you give explicit consent to the Company to process any such personal data.

Electronic Delivery	By accepting the grant of Restricted Shares, you consent to receive documents related to the Restricted Shares by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A	The grant of Restricted Shares under this Agreement is intended to comply with Code Section 409A (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

GRANTEE ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned Grantee hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address, and social security number of the undersigned:

Name:

Address:

Social Security No. :

2.	Description of property with respect to which the election is being made:

                     common shares in the capital of Playa Hotels & Resorts N.V. (the “Company”), with a par value of

EUR 0.10 per share.

3.	The date on which the property was transferred is , 20 .

4.	The taxable year to which this election relates is calendar year 20 .

5.	Nature of restrictions to which the property is subject:

The shares of common stock are subject to the provisions of a Restricted Shares Agreement between the undersigned and the Company. The common shares are subject to forfeiture under the terms of the Restricted Shares Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulations section 1.83-3(h)) was $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was $ .

8.	The amount to include in gross income is $ .

9.	A copy of this statement has been furnished to the Company.

Dated:             , 20

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The following procedures must be followed with respect to the attached form for making an election under Section 83(b) of the Internal Revenue Code in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Shares.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.